                                                                      EXHIBIT 23
INDEPENDENT ACCOUNTANTS' REPORT


To The Board of Directors and Stockholders of
General Nutrition Companies, Inc.
Pittsburgh, Pennsylvania

We have reviewed the accompanying consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of April 27, 1996 and the related consolidated statements of operations and cash flows for the twelve weeks ended April 27, 1996 and April 29, 1995. These financial statements are the responsibility of the Corporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of February 3, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 21, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of February 3, 1996 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Deloitte & Touche LLP
May 13, 1996